EXHIBIT 24.1
ATHERSYS, INC.
REGISTRATION STATEMENT
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Daniel A. Camardo, Ivor Macleod, and William O. Lehmann, Jr., and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity, debt and other securities of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 5th day of May, 2022.

/s/ Daniel A. Camardo Daniel A. Camardo Chief Executive Officer and Director	/s/ Kenneth Traub Kenneth Traub Director
/s/ Ivor Macleod Ivor Macleod Chief Financial Officer	/s/ Hardy T.S. Kagimoto Hardy T.S. Kagimoto Director
/s/ John J. Harrington John J. Harrington Executive Vice President, Chief Scientific Officer and Director	/s/ Jack L. Wyszomierski Jack L. Wyszomierski Director
/s/ Lorin J. Randall Lorin J. Randall Director	/s/ Ismail Kola Ismail Kola Chairman of the Board of Directors and Director
/s/ Baiju R. Shah Baiju R. Shah Director	/s/ Jane Wasman Jane Wasman Director
/s/ Katherine Bach Kalin Katherine Bach Kalin Director